Registration Statement Nos. 333-202913 and 333-180300-03
Dated May 4, 2015
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. W-I TO PROSPECTUS SUPPLEMENT
DATED MAY 4, 2015 TO PROSPECTUS DATED MAY 4, 2015

Credit Suisse AG

Warrants
Linked to the Performance of One or More Indices, Exchange-Traded Funds, Equity Securities or a Basket

This product supplement sets forth terms that will apply generally to the warrants offered by this product supplement, which we refer to as the “warrants.” The specific terms of a particular issuance of warrants, including the calculation of any amount due on the warrants, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, the underlying supplement, if applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.”  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The warrants are unsecured contractual obligations of Credit Suisse AG, acting through one of its branches, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the warrants will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term reference shares includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the warrants are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

The expiration date of the warrants will be specified in the applicable pricing supplement, subject to postponement if the scheduled expiration date is not a business day or if the final valuation date is postponed, in each case as described herein.

The payment at expiration of the warrants will depend on either the performance of one or more underlyings or the performance of the basket, as described more fully in this product supplement. For information regarding the calculation of the payment at expiration, see “Description of the Warrants—Payment at expiration.” Any payment at expiration you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The warrants will not be listed on any securities exchange.

Investing in the warrants involves a number of risks, including the risk of the warrants expiring worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their warrants. Please refer to “Risk Factors” beginning on page 4 of this product supplement for risks related to an investment in the warrants.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these warrants or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The warrants are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is May 4, 2015.

TABLE OF CONTENTS

Page

Summary	2
Risk Factors	4
Credit Suisse AG	17
Supplemental Use of Proceeds and Hedging	17
Description of the Warrants	19
The Underlyings or Basket	37
Material United States Federal Income Tax Considerations	39
Benefit Plan Investor Considerations	45
Underwriting (Conflicts of Interest)	46

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these warrants in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The warrants described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the warrants.

We are offering the warrants for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the warrants in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these warrants, and we are not soliciting an offer to buy these warrants in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

SUMMARY

The following is a summary of the terms of the warrants and factors that you should consider before deciding to invest in the warrants. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the warrants and other considerations that are important in making a decision about investing in the warrants. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the warrants. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, the underlying supplement, if applicable,  and the accompanying prospectus supplement and prospectus. The pricing supplement for the warrants will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the warrants, and how is the payment at expiration calculated?

The warrants are our unsecured contractual obligations, the return on which is linked to the performance of one or more underlyings, as specified in the applicable pricing supplement. The warrants will not be secured by collateral and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. At expiration, you will be entitled to receive a cash payment equal to the payment at expiration, as described in this product supplement. Any payments due on the warrants is subject to our ability to pay our obligations as they become due.

We will specify in the applicable pricing supplement whether we are offering call warrants or put warrants. The warrants will be “in-the-money,” and you will receive a cash payment on the expiration date only if, with respect to call warrants, the percentage change in the relevant underlying or the basket, as applicable, from the initial level or strike level, as applicable, to the final level is positive or, in the case of put warrants, negative. For call warrants, if the final level is less than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. For put warrants, if the final level is greater than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. You will be repaid the full amount of your investment and achieve a positive return only if the final level is greater than or less than the initial level or strike level, as applicable, by a certain percentage, which will vary depending on the warrant premium and the notional amount of the warrants, as well as whether the warrants are subject to a maximum return.

For information regarding the calculation of the payment at expiration, please refer to “Description of the Warrants—Payment at expiration” herein.

Do the warrants guarantee the return of my investment?

The warrants do not guarantee the return of any of your investment. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. In addition, any payment you are entitled to receive is subject to our ability to pay our obligations as they become due.

Will I receive interest payments on the warrants?

You will not receive any interest payments on the warrants for the entire term of the warrants.

Are there risks involved in investing in the warrants?

An investment in the warrants involves substantial risks. Please see the “Risk Factors” section beginning on page 4.

Will there be an active trading market in the warrants?

The warrants will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the warrants. If Credit Suisse (or an affiliate) bids for your warrants in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the warrants on the trade date. The estimated value of the warrants on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the warrants in the secondary market (if any exists)  at any time. The secondary market price of your warrants at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your warrants could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the warrants and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your warrants will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your warrants to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your warrants may be lower than the price at which we may repurchase the warrants from such dealer.

We (or an affiliate) may initially post a bid to repurchase the warrants from you at a price that will exceed the then-current estimated value of the warrants. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days, unless otherwise specified in the applicable pricing supplement.

The warrants are not designed to be short-term trading instruments and any sale prior to expiration could result in a substantial loss to you. You should be willing and able to hold your warrants to expiration.

Will the warrants be distributed by affiliates of the Issuer?

CSSU is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the warrants to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the warrants?

Please refer to “Material United States Federal Income Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the warrants.

RISK FACTORS

A purchase of the warrants involves risks. For example, you may lose all or a portion of your initial investment. You should be prepared to sustain a total loss of the purchase price of your warrants. This section describes significant risks relating to the warrants. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the warrants.

General Risks Relating to the Warrants

The warrants are a risky investment, and you may lose all or a portion of your investment in the warrants

The warrants do not guarantee the return of any of your investment. Your warrants will be automatically exercised on the expiration date and are not exercisable earlier at your option. The warrants will be “in-the-money,” and you will receive a cash payment on the expiration date only if, with respect to call warrants, the percentage change in the relevant underlying or the basket, as applicable, from the initial level or strike level, as applicable, to the final level is positive or in the case of put warrants, negative. For call warrants, if the final level is less than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. For put warrants, if the final level is greater than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. You will be repaid the full amount of your investment and achieve a positive return only if the final level is greater than or less than the initial level or strike level, as applicable, by a certain percentage, which will vary depending on the warrant premium and the notional amount of the warrants, as well as whether the warrants are subject to a maximum return. Any payment you are entitled to receive at expiration is subject to our ability to pay our obligations as they become due. Please refer to “Description of the Warrants—Payment at expiration” herein.

The warrants are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay all amounts due on the warrants, and therefore, investors are subject to our credit risk. Any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads are likely to adversely affect the value of your warrants prior to expiration.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the Securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the Securities.

The warrants are suitable only for investors with options approved accounts

We are requiring that warrants be sold only to investors with options approved accounts. We suggest that investors considering purchasing warrants be experienced with respect to options and options transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the warrants in light of their particular circumstances. You should be prepared to sustain a total loss of the purchase price of your warrants.

The initial level or strike level, as applicable, of the relevant underlying or the basket may be determined on a date later than the trade date

If so specified in the applicable pricing supplement, the initial level or strike level, as applicable, of the relevant underlying or the basket may be determined on a date or dates after the trade date. For example, the applicable pricing supplement may specify that such initial level or strike level will be determined based on the lowest level or the average level of such underlying or basket during the period from the trade date to a specified lookback date. As a result, if the applicable pricing supplement so specifies, you will not know the initial level or strike level, as applicable, of the relevant underlying or basket until a date later than the trade date.

The price of the warrants is related to changes in the level of the underlying or the basket, as applicable

The warrants provide opportunities for investment but also pose risks to you as a result of fluctuations in the value of the underlying investment. In general, certain risks associated with the warrants are similar to those generally applicable to other options or warrants of private corporate issuers. You may lose your entire investment. This risk reflects the nature of a warrant as an asset that tends to decline in value over time, like a wasting asset, and that may, depending on the relative value of the relevant underlying or the basket, as applicable, be worthless when it expires. A warrant is “out-of-the-money” when with respect to call warrants, the final level is less than the initial level or strike level, as applicable, or for put warrants, when the final level is greater than the initial level or strike level, as applicable. Assuming all other factors are held constant, the more a warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that you will lose all of your investment. Because warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the level of the relevant underlying or the basket, as applicable, in order to recover and realize a positive return upon your investment. If the level of the relevant underlying or the basket, as applicable, does not change to an extent sufficient to cover the costs of your warrants, i.e., the purchase price plus transaction costs, if any, before the warrants expire, you will lose all or a part of your investment in the warrants upon expiration. Accordingly, the warrants involve a high degree of risk and are not appropriate for every investor. As such, investors who are considering purchasing the warrants must be able to understand and bear the risk of a speculative investment in the warrants and be experienced with respect to options and option transactions. Such investors should reach an investment decision only after careful consideration, with their advisers, of the suitability of the warrants in light of their particular financial circumstances.

In addition, changes in the level of the relevant underlying or the basket, as applicable, may not necessarily result in a comparable change in the market value of your warrants. For example, if the warrants are “out-of-the-money” by a substantial amount with a relatively short time remaining until expiration, an increase in the level of the relevant underlying or the basket, as applicable, might have little or no effect on the market price of the warrants.

The return on the warrants may be lower than the return on other investments with a similar term

The warrants are not debt instruments, and the payment at expiration you receive, if any, may be less than the purchase price of your warrants and the amount you could have earned on a traditional debt instrument with a similar term. Because the payment at expiration may be less than the amount originally invested in the warrants and may even be zero, the return on the warrants (i.e., the effective yield to the expiration date) may be negative, and you may even lose your entire investment. Even if the return on the warrants is positive, that return may not be sufficient to compensate you for any loss in value due to inflation and other factors relating to the time value of money.

The warrants are not standardized options issued by the Options Clearing Corporation

The warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the Securities and Exchange Commission (the “SEC”). For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, purchasers of the warrants must look solely to us for performance of our obligations to pay the amount due at expiration, if any, upon the exercise of the warrants. The warrants will not be secured by collateral and will rank prior to all of our subordinated indebtedness and will rank equally to all of our other unsecured contractual obligations and to our unsecured and unsubordinated indebtedness. In addition, the secondary market for the warrants, if any, is not expected to be as liquid as the market for OCC standardized options.

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the warrant agent is not a trustee qualified under the Trust Indenture Act. Accordingly, warrant holders will not have the benefit of the protections of the Trust Indenture Act. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrant holders.

In the case of warrants linked to a basket, the basket components may not be equally weighted

If the warrants are linked to a basket, the basket components may have different weights used in determining the level of the basket. One consequence of such an unequal weighting of the basket components is that if a higher weighted basket component performs poorly and a lower weighted basket component performs well, the level of the basket will reflect the poor performance of the higher weighted basket component more than it reflects the strong performance of the lower weighted basket component, which may adversely affect, in the case of call warrants, or positively affect, in the case of put warrants, the value of the warrants.

Correlation (or the lack thereof) could have an adverse effect on your return on the warrants

In the case of warrants linked to a basket, levels of the basket components may not correlate with each other. At a time when the level of one or more of the basket components increases, the level of one or more of the other basket components may not increase as much or may decline. In calculating the basket level as of any date, increases in the level of one or more of the basket components may be moderated, or wholly offset, by declines in the level of one or more of the other basket components. In addition, changes in the levels of basket components may become highly correlated during periods of decline in the value of such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of one basket component will not be offset by the performance of any other basket component and, in fact, each basket component will contribute to an overall decline in the level of the basket.

In the case of warrants linked to the lowest performing of more than one underlying, negative correlation of movements in the levels of the underlyings could have an adverse effect on your return on the warrants. To the extent that the underlyings do not increase or decrease at similar times and by similar magnitudes, it is more likely that the warrants, will perform poorly. This is because the redemption amount payable at expiration will be based on the lowest performing of the underylings.

It is impossible to predict what the relationship between the underlyings or basket components will be over the term of the warrants.

For warrants linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the warrants are linked to the individual performance of each underlying, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying. Unlike warrants that are linked to a basket, where the risk is mitigated and diversified among all of the basket components, the amount of any payment on your warrants may depend on the performance of the lowest performing of the underlyings. As such, you will bear the risk that any of the underlyings will perform poorly.

The market value of your warrants may not reflect the changes in the level of any underlying

Owning the warrants is not the same as owning any underlying or any component included in or composing any underlying. Accordingly, changes in the level of an underlying may not result in a comparable change in the value of the warrants. If the level of any underlying on any day has increased in the case of call warrants, or decreased in the case of put warrants, the value of the warrants may not increase comparably, if at all, or their value may even decline.

An investment in the warrants is not the same as a direct investment in any underlying or in the components included in any underlying

Your return on the warrants, whether positive or negative, will not reflect the return you would realize if you made a direct investment in any underlying or the components included in any underlying. As an investor in the warrants, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any underlying or any components included in an underlying. If any underlying is comprised of equity components, the payment of dividends on the equity securities that compose such underlying will have no effect on the calculation of the level of such underlying (except with respect to total return indices and in cases where an adjustment is made to the share adjustment factor). The calculation agent will calculate the amount payable to you at expiration by reference to the level of the underlying(s) on the relevant valuation date and will not include the amount of any such payments of the underlying(s) during the term of the warrants (other than as described above). Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, may not be the same as the total return based on the purchase of any underlying or any component included in such underlying(s).

For warrants linked to reference shares and reference funds, adjustments made for dividend payments on the reference shares will be limited to those adjustments described below under “Description of the Warrants—Adjustments—Adjustments for equity securities of a reference share issuer” and adjustments made for dividend payments on the reference funds will be limited to those adjustments described below under “Description of the Warrants—Adjustments—Adjustments for a reference fund,” respectively.

The value of the warrants may be influenced by many factors that are unpredictable

In addition to the level of any underlying, the value of the warrants may be influenced by factors such as:

•	interest and yield rates in the market;

•
dividends or other distributions on any underlying or equity securities included in any underlying (while not paid to the holders of the warrants, dividend payments on an underlying or its components may influence the market prices of such underlying or its components and the market value of options on such underlying or its components, and therefore affect the value of the warrants);

•	the expected and actual volatility of any underlying;

•	changes and adjustments made to any underlying, including any changes to an index tracked by a reference fund (a “tracked index”);

•	investors’ expectations with respect to the rate of inflation;

•	the occurrence of certain events that may or may not require an adjustment to the applicable share adjustment factor;

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the components included in any underlying or markets generally and which may affect the level of any underlying;

•
for warrants linked to two or more underlyings, the existence of, and changes to, the degree of correlation (the extent to which the value of the underlyings increase or decrease to the same degree at the same time) between the underlyings;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities included in any underlying are denominated in a currency other than the currency in which such underlying is denominated;

•	the time remaining to the expiration of the warrants; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your warrants prior to expiration. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

The estimated value of the warrants on the trade date may be less than the price to public

The initial estimated value of your warrants on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the warrants includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the warrants and the cost of hedging our risks as issuer of the warrants through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the warrants. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the warrants (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the trade date, we value the components of the warrants in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. Our option valuation models are proprietary. They take into account factors such as interest rates, volatility and time to expiration of the warrants, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar warrants of other issuers.

Secondary market prices

If Credit Suisse (or an affiliate) bids for your warrants in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the warrants on the trade date. The estimated value of the warrants on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the warrants in the secondary market (if any exists) at any time. The secondary market price of your warrants at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the warrants and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your warrants will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your warrants to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your warrants may be lower than the price at which we may repurchase the warrants from such dealer.

We (or an affiliate) may initially post a bid to repurchase the warrants from you at a price that will exceed the then-current estimated value of the warrants. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days.

The warrants are not designed to be short-term trading instruments and any sale prior to expiration could result in a substantial loss to you. You should be willing and able to hold your warrants to expiration.

There may be little or no secondary market for the warrants

The warrants will not be listed on any securities exchange. There may be little or no secondary market for the warrants. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the warrants easily or at a price advantageous to you. CSSU currently intends to make a market in the warrants, although it is not required to do so and may stop making a market at any time. If you have to sell your warrants prior to expiration, you may not be able to do so or you may have to sell them at a substantial loss. You should be willing and able to hold your warrants to expiration.

The warrants are not designed to be short-term trading instruments

The price at which you will be able to sell your warrants prior to expiration (including to us or our affiliates), if at all, may be at a substantial discount from the original public offering price of the warrants, even in cases where the level or trading price of the underlying or the basket has increased, in the case of call warrants, or decreased, in the case of put warrants, since the issuance of the warrants. The potential returns described in the applicable pricing supplement assume that your warrants, which are not designed to be short-term trading instruments, are held to expiration.

There are potential conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the warrants, including acting as calculation agent and as agent of the issuer for the offering of the warrants, hedging our obligations under the warrants and determining their estimated value. In performing these duties, the economic interest of us and our affiliates is potentially adverse to your interests as an investor in the warrants.

For example, we, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to any component included in any underlying or derivative instruments related to any underlying for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying, and thus affect the value of the warrants.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the warrants, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

Now or in the future, we and our affiliates may engage in business with any reference share issuer or with the issuers of any equity securities included in an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. In the course of our business, we or our affiliates may acquire material nonpublic information about one or more of the underlyings, and we will not disclose such information to you. In addition, we or our affiliates may have also published and may in the future publish research reports regarding an underlying or some or all of the components included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the components included in such underlying and/or the level of such underlying and, consequently, the price of the warrants and the amount of any payment on the warrants. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You, as an investor in the warrants, should make your own investigation into underlyings.

Further, hedging activities may adversely affect any payment on or the value of the warrants. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the warrants, which creates an additional incentive to sell the warrants to you.

Furthermore, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of warrants with returns linked to (or related to spreads between) any underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the warrants.

The offering of any warrants does not constitute an expression of our view about, or a recommendation of, any underlying

The offering of any warrants is not an expression of our views about how any underlying will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more of the underlyings that conflict with an investment in the warrants. See “—There are potential conflicts of interest” for some examples of potential conflicting positions we may have.

In addition, our affiliates or agents may publish research from time to time on financial markets and other matters that may influence the value of the warrants, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the warrants. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Any such research opinions or recommendations could affect the level of the applicable underlying or basket in the market and therefore the value of the warrants. You should undertake an independent determination of whether an investment in the warrants is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the warrants by our affiliates may affect the value of the warrants

Certain of our affiliates may purchase some of the warrants for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the warrants offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the warrants held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the warrants may fall. The negative effect of such sales on the prices of the warrants could be pronounced because secondary trading in the warrants is likely to be limited and illiquid.

The original public offering price of the warrants may be higher than the price a commercial user might pay in certain circumstances

The original public offering price of the warrants may be greater than the price a commercial user of, or dealer in, options on the relevant underlying, might pay for a comparable option.

The United States federal income tax consequences of the warrants are uncertain

No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the warrants, and we cannot assure you that the IRS or any court will agree with the tax treatment described under “Material United States Federal Income Tax Considerations” in this product supplement.

General Risks Relating to the Underlyings

Historical performance of any relevant underlying or basket, as applicable, is not indicative of future performance

The future performance of any relevant underlying or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the level or final level of any such underlying or the basket will be at a level that would result in a positive return on your overall investment in the warrants.

The final level for any underlying or basket may be less than its closing level at other times during the term of the warrants

The final level will be calculated based on the closing level of the underlyings or the basket on a valuation date or dates. The final level could be lower than the closing levels for such underlying or the basket at other times during the term of the warrants. This difference could be substantial if there is significant increase or decrease in such closing levels around the time of a valuation date or if there is significant volatility in the closing level of such underlying or the basket during the term of the warrants. In this case, you may receive a lower payment at expiration than you would have received if you had invested directly in any underlying or in the components composing such underlying(s).

We cannot assure you that the public information provided on the underlying is accurate or complete

All disclosure relating to the underlyings contained in the applicable pricing supplement and/or any accompanying underlying supplement will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to any underlying in connection with the offering of the warrants. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for public disclosure of information by any underlying (or its issuer or sponsor), whether contained in filings with the SEC or otherwise.

Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such underlying, will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning an underlying could affect the amount of any payment due on the warrants. Any prospective purchaser of the warrants should undertake an independent investigation of the one or more underlyings to which the warrants are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the warrants.

You have no rights against any sponsor, relevant exchange, reference share issuer or any issuers of equity securities included in any underlying

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any reference index (an “index sponsor”) or the investment advisor or manager of any reference fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any reference share issuer or, if any underlying is comprised of equity components, the issuers of any equity securities included in such underlying.

The warrants are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the warrants. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in warrants generally or the warrants in particular, or the ability of any underlying to track general market performance.

Any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by such sponsor without regard to us or the warrants. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the warrants to be issued or in the determination or calculation of the equation by which any amount due on the warrants is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the warrants. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

We and our affiliates generally do not have any affiliation with any relevant exchange, reference fund, reference index, reference share issuer or sponsor and are not responsible for its public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange, reference fund, reference index, reference share issuer or sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a reference fund, reference index, reference share issuer or sponsor contained in any public disclosure of information. You, as an investor in the warrants, should make your own investigation into the reference fund, reference index, reference share issuer or sponsor.

Changes to an underlying could adversely affect the warrants

The sponsor of an underlying can add, delete or substitute the components included in any underlying, make other methodological changes that could change the value of any underlying, or discontinue or suspend calculation or dissemination of any underlying at any time.

If one or more of these events occurs, the calculation of the payment at expiration may be adjusted to reflect such event or events. Please refer to “Description of the Warrants—Changes to the calculation of a reference index” and to “Description of the Warrants—Changes to the calculation of a reference fund.” Any of these actions could adversely affect the payment at expiration and/or the value of the warrants.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying on any day during the term of the warrants or from calculating the payment at expiration. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any valuation date is not a trading day, it is possible that one or more valuation dates and the expiration date and/or any other relevant dates as set for in the applicable pricing supplement will be postponed, and your return could be adversely affected. No interest payment or other payment will be payable as a result of such postponement. For additional information, see “Description of the Warrants—Postponement of valuation dates.”

There is no assurance that an active trading market will continue for any underlying or any component included in such underlying or that there will be liquidity in the trading market

Although the underlying to which your warrants may be linked may trade on various exchanges and a number of similar products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying or any component underlying included in such underlying or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying or any component underlying included in such underlying to trade easily at which point the value of the warrants may be adversely affected.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a warrant that is linked, in whole or in part, to any underlying with components that are denominated in a foreign currency or components that are a reference exchange rate or any ADSs, which are quoted and traded in U.S. dollars and each represent an underlying foreign equity security that is quoted and traded in a foreign currency. We will not make any adjustment or change in the terms of the warrants in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

If the warrants are linked to the value of underlyings that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or are ADSs, an investment in the warrants is subject to risks associated with foreign securities markets

If the warrants are linked, in whole or in part, to the value of underlyings that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or to the value of the ADSs representing interests in foreign equity securities, an investment in the warrants involves risks associated with the securities markets in those countries where the relevant underlyings or components are traded, including risks of market volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules, different from those applicable to U.S. reporting companies.

The levels of such underlyings and components may be affected by political, economic, financial and social factors in foreign markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets. Emerging market countries  may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for warrants linked to underlying(s) comprised of equity securities traded in one or more emerging market countries or a basket of such underlyings.

The warrants may be linked to a price return index or an excess return index rather than a total return index

The warrants may be linked to a price return index or an excess return index rather than a total return index. A price return index is designed to reflect the prices of the components included in such index. An excess return index reflects the returns that are potentially available through an investment in the contracts composing such index. By contrast, a total return index reflects, in addition to the returns reflected by the excess return version of such index, the interest that could be earned on funds committed to the trading of the underlying futures contracts. Therefore, any payment due to you could be less than such payment would have been if the warrants were linked to a total return index.

Even if the components included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying purports to be representative of a particular industry or asset class, the performance of such underlying may not correlate with the performance of the entire industry. An underlying may decline in value even if the industry or asset class as a whole rises in value. Furthermore, one or more of the issuers of any equity securities included in an underlying may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The equity securities included in an underlying may not vary even if one or more of the issuers of such equity securities are no longer involved in the particular industry.

The warrants may be subject to concentration risk

If an underlying or its components are concentrated in a single or a limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. You will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the warrants may be more adversely affected by a single economic, political, regulatory or other occurrence affecting an industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the warrants in terms of the number and variety of industry sectors, asset classes or geographical regions.

Additionally, the fact that the warrants may be linked to a basket of underlying indices or underlying shares does not mean that the warrants represent a diversified investment. Although the applicable underlying indices or underlying shares may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, warrants linked to a basket of U.S. equity indices will have exposure to U.S. equity markets, and such indices may respond in similar ways to economic events that affect the U.S. equity markets generally. Second, the warrants are subject to the credit risk of Credit Suisse. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the warrants.

Our right to use a reference index may be suspended or terminated

If the warrants are linked to a reference index, we have been granted, or will be granted, a non-exclusive right to use such reference index and related trademarks in connection with the offering of the warrants. If we breach our obligations under any license, the sponsor of the relevant reference index may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index and related trademarks in connection with the warrants until their expiration. If our right to use any reference index is suspended or terminated, it may become difficult for us to determine the level of such reference index and consequently the payment at expiration or any other amounts payable on your warrants. In such case, the calculation agent, in its sole discretion, will determine the relevant level of such reference index or the fair value of the warrants.

The correlation between the performance of a reference fund and the performance of the tracked index for such reference fund may be imperfect

For any reference fund that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of its tracked index. Pursuant to a representative sampling strategy, a reference fund invests in a representative sample of securities that collectively has an investment profile similar to its tracked index. However, the performance of a reference fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage of their assets in the shares of other funds. Reference funds generally do not hold all or substantially all of the stocks included in its tracked index but instead invests in a representative sample of the stocks included in tracked index for such reference fund. Furthermore, the performance of a reference fund and of its tracked index will generally vary due to transaction costs, certain corporate actions and timing variances.

In addition, the component securities, commodities, futures contracts or other assets or financial measures of a reference fund may be unavailable in the secondary market due to other extraordinary circumstances. Corporate actions with respect to any securities (such as mergers and spin-offs) also may impact the variance between a reference fund and its tracked index.

The performance of a reference fund may differ from the performance of the tracked index for such reference fund due to (i) imperfect correlation between the stocks held by a reference fund and the stocks included in such reference fund’s tracked index; (ii) the performance of the shares of other funds, if applicable; (iii) rounding of prices; (iv) changes to a reference fund’s tracked index; and (v) changes to regulatory policies. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

For all of the foregoing reasons, the performance of a reference fund that is designed to track an index may not correlate with the performance of its tracked index. Consequently, the return on the warrants will not be the same as investing directly in any reference fund or any relevant tracked index or the other assets or financial measures held by any reference fund, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of any relevant tracked index.

If the warrants are linked to a reference fund, the policies of the fund sponsor and changes that affect such reference fund or any index tracked by such reference fund could adversely affect the amount payable on your warrants and their value

The policies of the fund sponsor concerning the calculation of a reference fund’s net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting any index tracked by the fund are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your warrants and the value of your warrants before that date. The amount payable on your warrants on the expiration date and their value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates the reference fund’s net asset value, or if it discontinues or suspends calculation or publication of the reference fund’s net asset value, in which case it may become difficult to determine the value of the warrants. If events such as these occur, or if the closing level of a reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such reference fund on the relevant valuation date and thus the amount payable on the expiration date in a manner it considers appropriate in its sole discretion. Please refer to “Description of the Warrants—Changes to the calculation of a reference fund.”

General Risks Relating to Equity-Based Underlyings

We cannot control the actions of any reference share issuer or of the issuers whose equity securities are included in or held by any underlying

We cannot control the actions of any reference share issuer or of the issuers of the equity securities included in or held by any underlying. Actions by such issuers may have an adverse effect on the value of an underlying and, consequently, adversely affect, in the case of call warrants, or positively affect, in the case of put warrants, on the value of the warrants.

In some circumstances, the payment you receive on the warrants may be based on equity securities or currencies that are not the equity securities of the original reference funds or the reference share issuer

In some circumstances, for warrants linked to the performance of reference funds or reference shares, the payment you receive on the warrants may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original reference fund or reference share issuer. Following certain corporate events relating to the reference fund or the reference shares where the reference fund or the reference share issuer is not the surviving entity, a portion of the amount you receive at expiration may be based on the equity securities of a successor to the original reference fund or the original reference share issuer, or on cash or any other assets distributed to holders of the original shares of the reference fund or reference shares as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the warrants. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting exchange property in the sections of this product supplement called “Description of the Warrants—Adjustments—Reorganization events” and “Description of the Warrants—Changes to the calculation of a reference fund.”

The warrants may be subject to foreign currency risks if any underlying includes foreign equity securities or other components denominated in a foreign currency or if any underlying is an ADS

If any underlying is composed of foreign equity securities or other components denominated in a foreign currency, or if any underlying is an ADS, the warrants may be subject to foreign currency risk. When the prices of the components composing such underlying are converted into the currency in which such underlying is quoted in (the “base currency”) for the purpose of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the equity securities or the components included in or composing such underlying that do not trade in the base currency of the underlying. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. In the case of call warrants, if the base currency strengthens relative to any of the currencies in which the components included in or composing such underlying are denominated, the value of such underlying may be adversely affected, and payment at expiration may be reduced. In the case of put warrants, if the base currency weakens relative to any of the currencies in which the components included in or composing such underlying are denominated, the value of such underlying may be favorably affected, and the payment at expiration of the warrants may be reduced.

The ADSs may trade differently from the underlying foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of the underlying foreign equity securities on foreign securities markets and, as a result, may affect the market price of such ADSs, which may consequently affect the value of the warrants.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the warrants.

We are not affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index and the Swiss Market Index

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose equity securities comprise any of the underlyings, with the exception of the MSCI EAFE® Index and the Swiss Market Index. We are currently one of the companies that make up the MSCI EAFE® Index or the Swiss Market Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index or the Swiss Market Index. In the case of warrants linked to the MSCI EAFE® Index or the Swiss Market Index, we have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the equity securities underlying the MSCI EAFE® Index or the Swiss Market Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or the Swiss Market Index or any of the other companies included in the MSCI EAFE® Index or the Swiss Market Index, and none of those companies will be involved in the offering of the warrants in any way.

Anti-dilution protection is limited

For warrants linked to the performance of a reference fund or reference shares, the calculation agent will make adjustments to the share adjustment factor, as defined below, applicable to such reference fund or reference shares for certain events affecting such reference fund or reference shares. The calculation agent is not required, however, to make such adjustments in response to all events that may affect such reference fund or reference shares. If such an event occurs and the calculation agent is not required to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the warrants may be materially and adversely affected. See “Description of the Warrants—Adjustments” for further information.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

If the warrants are linked, in whole or in part, to the performance of the ADSs relating to the equity securities of one or more foreign issuers, you should be aware that your warrants are linked, in whole or in part, to the levels of the ADSs and not to the prices of the corresponding underlying foreign securities. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of the ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the warrants. For example, the foreign issuer may make distributions in respect of its foreign equity securities that are not passed on to the holders of its ADSs.

In addition, for warrants linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity security and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) deem the applicable underlying foreign equity security to replace such ADS, in each case as described below under “Description of the Warrants—Delisting of ADSs or termination of ADS facility.” Replacing the original ADS with another security may materially and adversely affect the value of the warrants.

CREDIT SUISSE AG

Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH 8001 Zurich, Switzerland, and its telephone number is +41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the warrants as described in this product supplement and the accompanying prospectus supplement and prospectus. Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the warrants for all purposes under the warrants.

Credit Suisse, Guernsey branch, was established in 1986 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, Les Echelons, South Esplanade, St. Peter Port, Guernsey GY1 3ZQ, Channel Islands, and its telephone number is +44-1481-724-569.

Credit Suisse, London branch, was established in 1993 in England and Wales, and is, among other things, a vehicle for various funding activities of Credit Suisse. The London branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The London branch is located at One Cabot Square, London E14 4QJ, United Kingdom, and its telephone number is +44-20-7888-8888.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

For further information about Credit Suisse, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-15 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the warrants. In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

One or more of our affiliates before and following the issuance of any warrants may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlying or any components included in or comprising such underlying, to hedge our obligations under the warrants. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the warrants, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the expiration of the warrants, depending on market conditions (including the level of any underlying), in connection with hedging certain of the risks associated with the warrants, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any underlying or any components included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the components included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the expiration of any warrants. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the warrants will include the commissions paid to CSSU with respect to the warrants and the cost of hedging our obligations under the warrants. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE WARRANTS

This description of the terms of the warrants adds information to the description of the general terms and provisions of the warrants in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The warrants are unsecured contractual obligations of Credit Suisse, acting through one of its branches, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund ( “reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the warrants will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the warrants are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

The warrants will not be listed on any securities exchange.

The warrants are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction.  Any payment on the warrants is subject to our ability to pay our obligations as they become due.

The applicable pricing supplement will contain certain specific information and terms of that offering. The pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

Interest

We will not pay you interest payments during the term of the warrants.

Exercise of warrants

The warrants will be automatically exercised on the expiration date. The warrants are not exercisable at the option of the holder at any time during the term of the warrants.

Expiration date

The expiration date of the warrants will be specified in the applicable pricing supplement and is subject to postponement as described herein under “—Postponement of valuation dates.” No interest payments or other payment will be payable because of any postponement of the expiration date.

Payment at expiration

Unless previously redeemed, accelerated or purchased by us and cancelled, each warrant will automatically expire on the expiration date. On the expiration date, you will receive a cash payment, which we refer to as the payment at expiration, determined in the manner described in the applicable pricing supplement. The warrants may expire worthless. You will not have the right to exercise your warrants before the expiration date.

Certain definitions

The applicable pricing supplement will specify whether the warrants are call warrants, put warrant or another type of warrant.

The notional amount, denomination and public offering price of each warrant and any minimum purchase amount will be specified in the applicable pricing supplement.

The applicable pricing supplement will specify the one or more underlyings, or the basket to which the warrants will be linked. In addition, the applicable pricing supplement may specify that the warrants will be linked to the performance of the lowest performing of two or more underlyings. In such case, the method of determining the “lowest performing underlying” will be specified in the applicable pricing supplement.

The method of determining the “initial level,” “final level” and “strike level” will be specified in the applicable pricing supplement. For example, the initial level might be determined by reference to the closing level (or closing price, as applicable) on the trade date, or by reference to the lowest level or the average level of the underlying during a specified period. The final level will be subject to the provisions described in “—Postponement of valuation dates” herein. If the applicable pricing supplement specifies that the initial level will be determined by reference to a particular level or price on a particular day and the calculation agent determines in its sole discretion that such reference level or price is not available on such day, the initial level will be determined by reference to the relevant reference level or price on the immediately succeeding trading day on which the calculation agent determines in its sole discretion that such reference level or price is available.

If your warrants are linked to the performance of one or more reference shares or reference funds, we may refer to the initial level and the final level as the “initial share price” and the “final share price,” respectively, in the applicable pricing supplement.  The method of determining the initial share price and the final share price will be specified in the applicable pricing supplement.  The final share price will be subject to the provisions described in “—Postponement of valuation dates” herein.

If your warrants are linked to the performance of a basket, we may refer to the underlying return and underlying return cap as the “basket return” and the “basket return cap,” respectively, and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of the basket applicable to each basket component.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law or executive order to close.

The “closing level” of an underlying is:

•
For a reference index, on any trading day for such reference index the level of such reference index determined by the calculation agent at the time at which the index sponsor of such reference index calculates the closing level to be published of such reference index on such trading day, subject to the provisions described under “—Changes to the calculation of a reference index” herein.

•
For a reference fund, on any trading day for such reference fund the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the relevant exchange multiplied by the share adjustment factor for such reference fund, subject to the provisions described under “—Changes to the calculation of a reference fund” herein.

•	For a basket, on any trading day the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

•	For a reference share, on any trading day for such reference share:

o	if such reference share is listed or admitted to trading on a national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the last reported sale price, regular way or, in the case of The NASDAQ Stock Market, the official closing level, of the principal trading session on such day on such principal securities exchange;

o
if such reference share is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day;

o
if such reference share is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such reference share is listed or admitted to trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary foreign securities exchange or market on which such reference share is listed or admitted to trading; or

o
otherwise, if the closing level of the reference share cannot be determined as set forth above, the closing level will be the mean of the bid prices for such reference share or such other security obtained from as many dealers in such reference share, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security).

“Index sponsor” means, with respect to a reference index, the sponsor of such reference index that will publish or have published on its behalf, a level for the reference index.

The “level” of an underlying is:

•
For a basket, at any time during the term of the warrants the level of such basket at such time, calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described under “—Changes to the calculation of a reference index” and “—Changes to the calculation of a reference fund” herein, as applicable.

•
For any reference index, at any time during the term of the warrants the level of such reference index published at such time by the index sponsor of such reference index and subject to the provisions described under “—Postponement of valuation dates” and “—Changes to the calculation of a reference index” herein.

•
For any reference share or reference fund, at any time during the term of the warrants the price of one such reference share or one share of such reference fund, respectively, displayed on the relevant exchange for such reference share or reference fund at such time, or if unavailable on that relevant exchange, any other exchange displaying that price, as specified in the applicable pricing supplement, multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time and, in the case of a reference share, subject to the provisions described under “—Postponement of valuation dates,” “—Adjustments—Adjustments for equity securities of a reference share issuer” and “—Delisting of ADSs or termination of ADS facility” and, in the case of a reference fund, subject to the provisions described under “—Postponement of valuation dates,” “—Changes to the calculation of a reference fund” and “—Adjustments—Adjustments for a reference fund” herein.

The “lowest performing underlying” is the underlying with the lowest underlying return.

“Related exchange” means with respect to any underlying, each exchange on which futures or options contracts relating to such underlying are traded.

“Relevant exchange” means:

•	with respect to a reference share or reference fund, the principal U.S. exchange on which such reference share or reference fund is traded;

•	with respect to a reference index, each principal exchange on which the components included in such reference index are traded;

The “share adjustment factor” is, in respect of a reference share or reference fund, initially equal to 1.0 on the date the warrants are priced for initial sale to the public and will be subject to adjustment as described under “—Adjustments” herein.

The “trade date” will be the date set forth in the applicable pricing supplement.

 “Trading day” means, with respect to any reference index, reference fund or reference share, any day that is (or, but for the occurrence of a market disruption event in respect of such underlying, would have been) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or the related exchanges for such underlying (each as defined herein).

The “valuation date” will be the date or dates specified in the applicable pricing supplement, or the next succeeding trading day if the scheduled valuation date is not a trading day, subject to the market disruption provisions described in “—Postponement of valuation dates” herein.

Postponement of valuation dates

General

If the closing level or other relevant level for any underlying is to be determined on any valuation date for the warrants, but such date is not a trading day, then such level or rate for such underlying will be determined by the calculation agent on the immediately following trading day, unless a market disruption event has occurred or is continuing on any such trading day, in which case the provisions below will apply.

For equity-based underlyings

If the calculation agent determines that a market disruption event exists in respect of any underlying on any valuation date for which a closing level must be determined, then that valuation date for that underlying will be postponed to the first succeeding trading day for such underlying on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless the calculation agent determines that a market disruption event exists in respect of such underlying on each of the five trading days for such underlying immediately following the scheduled valuation date. In that case, (a) the fifth succeeding trading day for such underlying following the scheduled valuation date will be deemed to be such valuation date for such underlying, notwithstanding the market disruption event, and (b) if such underlying is a:

•
reference index, the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange-traded prices on the relevant exchanges or, if trading in any component included in the reference index has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component included in such reference index (subject to the provisions described under “—Changes to the calculation of a reference index” herein);

•
reference fund, the calculation agent will determine the closing level for such reference fund on that deemed valuation date using its good faith estimate of the settlement price of such reference fund that would have prevailed on the relevant exchange for such reference fund but for the occurrence of a market disruption event (subject to the provisions described under “—Changes to the calculation of a reference fund” herein);

•
reference share, the calculation agent will determine the closing level for such reference share on that deemed valuation date using its good faith estimate of the settlement price of such reference share that would have prevailed on the relevant exchange for such reference share but for the occurrence of a market disruption event.

Postponement of consecutive valuation dates

If two or more consecutive valuation dates are specified in the applicable pricing supplement and a market disruption event exists in respect of any equity-based underlying on one of such valuation dates (a “disrupted valuation date”), then each valuation date scheduled to occur on consecutive trading days following such disrupted valuation date, if any, will be postponed by the corresponding number of days by which such disrupted valuation date is postponed as a result of such market disruption event.

Underlyings that are not affected by a market disruption event

The valuation date for any underlying not affected by a market disruption event will be the scheduled valuation date for such underlying.

Postponement of the expiration date

If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not a trading day for any underlying, then the expiration date will be postponed to the fifth business day following the final valuation date as postponed.

Market disruption events

In respect of an equity-based reference index, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of such reference index on the relevant exchange or relevant exchanges for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such relevant exchange or relevant exchanges;

(b)
a breakdown or failure in the price and trade reporting systems of a relevant exchange or relevant exchanges for such reference index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of such reference index during the one-half hour preceding the close of the principal trading session on such relevant exchange or relevant exchanges are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange during the one-half hour period preceding the close of the principal trading session for such related exchange; or

(d)	a decision to permanently discontinue trading in the relevant futures or options contracts;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the equity-based reference index or any instrument related to the reference index or components of the reference index or to adjust or unwind all or a material portion of any hedge position with respect to the warrants.

For the purpose of determining whether a market disruption event with respect to an equity-based reference index exists at any time, if trading in a security included in that reference index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that reference index will be based on a comparison of (1) the portion of the level of that reference index attributable to that security relative to (2) the overall level of that reference index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event in respect of a reference index has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of a relevant exchange or the primary related exchange;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such reference index by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference index; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

In respect of a reference fund, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund, as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference fund or any applicable index tracked by such reference fund (the “tracked index”), if any, for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the reference fund or any instrument related to the shares of the reference fund or the tracked index or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the warrants.
For the purpose of determining whether a market disruption event in respect of a reference fund has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference fund or the primary related exchange or market for trading in futures or options contracts related to such reference fund or the tracked index;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)
a suspension of trading in futures or options contracts related to such reference fund or the applicable tracked index, if any, by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference fund or the applicable tracked index; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference fund or any applicable tracked index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

In respect of a reference share, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the relevant exchange, for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

(d)	a decision to permanently discontinue trading in such futures or options contracts relating to such reference share;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the warrants.

For the purpose of determining whether a market disruption event in respect of a reference share has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference share or the primary related exchange or market for trading in futures or options contracts related to such reference share;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such reference share by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference share; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

Changes to the calculation of a reference index

The calculation agent will be solely responsible for determinations and calculations with respect to any event described below, and its determinations and calculations will be conclusive absent manifest error.

If a reference index is (a) not calculated and announced by the index sponsor, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be such reference index as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor reference index”).

Upon any selection by the calculation agent of a successor reference index, such successor reference index will be substituted for such reference index for all purposes of the warrants, and we will, or will cause the calculation agent to, furnish notice thereof to us and the warrant agent.

If (x) on or prior to a valuation date or other relevant date on which a closing level must be determined an index sponsor, index calculation agent or index creator makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date or other relevant date on which a closing level must be determined the index sponsor fails to calculate and announce a closing level for the reference index (including a permanent discontinuance of the reference index where there is no successor index as described above), then, in each case, the calculation agent will calculate the closing level using, the level for such reference index on the valuation date or the relevant date in accordance with the formula for and method of calculating such closing level last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided to the warrant agent.

Changes to the calculation of a reference fund

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference fund is de-listed from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute such reference fund with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued reference fund (such exchange-traded fund, a “successor reference fund”). If a reference fund is delisted, liquidated or otherwise terminated and the calculation agent determines that no successor reference fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund. If a successor reference fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate a reference fund, that successor reference fund or closing level will be substituted for the reference fund for all purposes for the warrants.

If at any time:

•	the tracked index is changed in a material respect; or

•
a reference fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if those changes or modifications had not been made, and calculate the closing level with reference to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of a reference fund and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Adjustments

The calculation agent will be solely responsible for the determinations and calculations of any adjustments and any such determinations and calculations with respect to any event described below will be conclusive absent manifest error.

Adjustments for a reference fund

The share adjustment factor for a reference fund will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference fund will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, the share adjustment factor for such reference fund will be adjusted on the effective date of the share split or reverse share split so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of shares that a holder of one share of such reference fund before such effective date would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a share dividend, i.e., an issuance of additional shares of such reference fund that is given ratably to all or substantially all holders of shares of such reference fund, then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such reference fund.

Non-cash distributions

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all or substantially all holders of shares of such reference fund (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such distribution so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the “current market price” of one share of such reference fund and the denominator of which is the “current market price” less the “fair market value” of such distribution.

For purposes of adjustment to a reference fund:

•
The “current market price” means the closing level of one share of the reference fund on the trading day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

•
The “ex-dividend date” with respect to a dividend or other distribution on the reference shares means the first trading day for a reference fund on which transactions in the shares of such reference fund trade on the relevant exchange for such reference fund without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•
The “fair market value” of a distribution on the shares of such reference fund means the value of the property distributed in respect of one share of such reference fund in such distribution as of the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value of such distribution of property per share of such reference fund will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a reference fund (with respect to the reference fund, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference fund by an amount equal to at least 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

“Immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate amount on such ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of the reference fund and the denominator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund.

Adjustments for equity securities of a reference share issuer

The share adjustment factor for a reference share will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

For purposes of these adjustments, except as noted below, if the reference shares are ADSs, all adjustments to the share adjustment factor will be made based on the occurrence of the corporate events specified below with respect to the applicable underlying foreign equity securities. For example, if the applicable underlying foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing share adjustment factor for the relevant reference shares is equal to 1.0, the share adjustment factor for such reference shares would be adjusted to be equal to 2.0. Further, if the relevant reference shares are ADSs, the term “dividend” used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If the relevant reference shares are ADSs, no adjustment to the share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has already adjusted the number of shares of the applicable underlying foreign equity securities represented by such ADSs to reflect the corporate event in question. However, to the extent that the number of shares of the applicable underlying foreign equity securities represented by such ADSs is changed for any other reason, appropriate modifications to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the reference shares are subject to a stock split or reverse stock split, the share adjustment factor for such reference shares will be adjusted on the effective date of that stock split or reverse stock split so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of shares that a holder of one share of such reference shares before the effective date would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

If the reference shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such reference shares that is given ratably to all or substantially all holders of such reference shares or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of additional shares of such reference shares issued in the stock dividend or distribution with respect to one share of such reference shares.

Non-cash dividends or distributions

If the reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than dividends, distributions or issuances referred to under “—Stock splits and reverse stock splits” or “—Stock dividends or distributions” above or  “—Extraordinary cash dividends or distributions” or “—Issuance of transferable rights or warrants” below), then the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•	a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the current market price less the fair market value of such distribution.

For purposes of these adjustments to the share adjustment factor:

•
The “current market price” means the closing level of one share of such reference share on the trading day for such reference share immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference share.

•
The “ex-dividend date,” with respect to a dividend or other distribution on the reference shares, means the first trading day for such reference shares on which such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•
The “fair market value” of a distribution on the reference shares means the value of the property distributed in respect of one share of such reference shares in such distribution on the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “—Reorganization events” or “—Issuance of transferable rights or warrants” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization events” or will only cause an adjustment pursuant to the section entitled “—Issuance of transferable rights or warrants,” as applicable.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of a reference share (with respect to the reference share, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference share by an amount equal to at least 10% of the closing level of such reference share on the first trading day for such reference share immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

“Immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate amount on such ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference share will be adjusted so that the new share adjustment factor for such reference share equals the prior share adjustment factor for such reference share plus the product of:

•	the prior share adjustment factor for such reference share, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference share and the denominator of which is the closing level of such reference share on the trading day for such reference share before the ex-dividend date for such reference share.

Issuance of transferable rights or warrants

If a reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price that is less than the closing level of one share of such reference shares on both (i) the date the exercise price of such rights or warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, is determined and (ii) the expiration date of such rights and warrants, and if the expiration date of such rights or warrants precedes the expiration date, then the share adjustment factor for such reference shares will be adjusted on the expiration date so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

The number of shares of such reference shares that could be purchased in the market will be based on the closing level of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants or, if the rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If prior to the expiration date,

(a)	there occurs any reclassification or change of the reference shares, including, without limitation, as a result of the issuance of tracking stock by a reference share issuer,

(b)
a reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the reference shares are exchanged for or converted into other property,

(c)	any statutory exchange of the shares of a reference share issuer or any successor entity with another corporation or other entity occurs, other than pursuant to clause (b) above,

(d)	a reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)
a reference share issuer issues to all of its shareholders equity securities of an issuer other than a reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or

(f)
a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of a reference share issuer and is consummated and completed for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”), then the initial share price and the final share price for such reference shares will be adjusted as set forth below and the share adjustment factor will be adjusted as required in connection with any adjustments to the initial share price and final share price.

If an event similar to a reorganization event as described above occurs with respect to a reference share, the calculation agent may calculate the corresponding adjustment or series of adjustments to the initial level, the closing level or the level of the reference shares, as applicable, as the calculation agent determines in good faith to be appropriate to account for that reorganization event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or the calculation agent’s decision not to make any such adjustment.

If a reorganization event with respect to the reference shares occurs, the calculation agent will be solely responsible for the determinations of any exchange property (as defined below), the value of any exchange property and the effect of the reorganization event on the initial level, the closing level or the level of the reference shares, as applicable, and its determinations and calculations will be conclusive absent manifest error.

If a reorganization event with respect to the reference shares, other than a spin-off event, occurs, as a result of which the holders of such reference shares receive exchange property, then the level on any day for such reference shares will be determined by reference to the value of the exchange property following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

•
If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange (“exchange-traded securities”), the value of such exchange property will equal the closing price on the primary exchange for such exchange-traded securities.

•
If the exchange property consists of cash, property other than exchange-traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from such valuation of such non-cash exchange property.

Following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

“Exchange property,” with respect to any reference shares that are subject to a reorganization event other than a spin-off event, will consist of any of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other property distributed to the holders of such reference shares with respect to one share, in or as a result of, such reorganization event. In the event of any reorganization event in which a holder of the reference shares may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash. No interest payments will accrue on any exchange property.

In the event exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events contained herein, as modified by the calculation agent to take into account the nature and terms of such securities.

In the case of a tender or exchange offer or going private transaction for all the outstanding reference shares that is consummated and completed for all or substantially all of such reference shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

The calculation agent will be solely responsible for the determinations and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the final share price of the reference shares.

If a reorganization event (other than a spin-off event) with respect to the relevant reference shares occurs, then, on and after the effective date of such reorganization event:

(1)	the initial share price for such reference shares will not be further adjusted under this “—Reorganization events” section; and

(2)	the final share price will equal the sum of:

•
the closing price of any exchange-traded securities composing the exchange property on the valuation date, or the arithmetic average of the closing prices of any exchange-traded securities composing the exchange property on each of the valuation dates, in each case times the share adjustment factor for such exchange-traded securities (which will be reset to equal 1.0 on the effective date of the reorganization event) on such date; provided that, for warrants with valuation dates, if an adjustment to the share adjustment factor would have become effective in accordance with “—Anti-dilution adjustments for reference shares” above after the first valuation date but on or prior to the final valuation date, the share adjustment factor will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date;

•	the aggregate cash amount of any exchange property consisting of cash; and

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash exchange property that is not an Exchange Traded Security on the final valuation date.

The calculation agent will be solely responsible for the determinations and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the initial share price of the relevant reference shares, the final share price and the share adjustment factor. The calculation agent’s determinations and calculations, and its adjustments of the prices of the reference shares and the share adjustment factor, will be conclusive absent manifest error.

If a spin-off event with respect to the reference shares occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such spin-off event:

(A)
the initial share price of such reference shares will be adjusted on the ex-dividend date for the distribution of equity securities subject to such spin-off event so that the new initial share price for such reference shares will equal the product of (i) the initial share price of such reference shares immediately prior to the ex-dividend date with respect to the spin-off event and (ii) a fraction, the numerator of which is equal to the closing price of such reference shares on the trading day immediately succeeding the ex-dividend date with respect to the spin-off event, and the denominator of which is the amount by which the prior price exceeds the amount of cash equal to the value per share of the distribution made subject to such spin-off event; and

(B)
the final share price for such reference share on any trading day on and after the ex-dividend date with respect to the spin-off event will not be further adjusted under this “—Reorganization events” section.

Delisting of ADSs or termination of ADS facility

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If reference shares that are originally ADSs (the “original reference shares”) are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the “successor reference shares” and such successor foreign equity security issuer, a “successor foreign reference share issuer”) or (B) select the applicable underlying foreign equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the original reference shares in respect of the successor reference shares that, in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying foreign equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the warrants with respect to such ADS (a “hedging restriction”); provided further, that if the successor reference shares cannot be identified as set forth above for which a hedging restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a hedging restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a hedging restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, references in this product supplement and the applicable pricing supplement to such “reference shares” will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement and the applicable pricing supplement to “reference share issuer” of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, (i) the initial level for such successor reference shares will be equal to the initial level of the original reference shares, (ii) the closing level for such successor reference shares on any trading day will be the closing level of one share of such successor reference shares on such trading day, multiplied by the share adjustment factor on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in its sole discretion in good faith as of the change date, taking into account, among other things, the closing level of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “—Adjustments.”

Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under “—Adjustments.”

If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the warrant agent, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial level for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the applicable underlying foreign equity security to replace the reference shares pursuant to clause (B) of the first paragraph under “—Delisting of ADSs or termination of ADS facility” above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of the applicable underlying foreign equity securities represented by a single ADS, subject to further adjustments as described under “—Adjustments.” On any trading day, the closing level for such reference shares will be expressed in U.S. dollars, converting the closing level of the applicable underlying stock on such trading day into U.S. dollars using the applicable reference exchange rate as described below.

On any date of determination, the applicable reference exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters (or any successor service) on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable reference exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate amount necessary for settlement of the warrants on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable reference exchange rate in its sole discretion.

Purchases

We or any of our affiliates may at any time purchase any warrants, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any warrants by us, such warrants will be cancelled by the warrant agent.

Book-entry, delivery and form

We will issue the warrants in the form of one or more fully registered global warrants. We will deposit the warrants with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the warrants in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global warrants will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global warrants may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the warrants are represented by the global warrant certificates, we will pay the payment at expiration on the warrants, if any, to or as directed by DTC as the registered holder of the global warrant certificates. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global warrants representing book-entry securities, we refer you to  “Description of Warrants—Book-entry, delivery and form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There are potential conflicts of interest.”

Further issues

Without notice to or the consent of the registered holders of the warrants, we may from time to time create and issue further warrants ranking pari passu with the warrants being offered hereby in all respects. Such further warrants will be consolidated and form a single series with the warrants being offered hereby and will have the same terms as to status, settlement or otherwise as the warrants being offered hereby.

Amendments

We may, without the consent of the registered holder of the warrants and the owner of any beneficial interest in the warrant, amend the warrants to conform to its terms as set forth in the applicable offering documents, and the warrant agent is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the warrants for all purposes under the warrants.

Notices

Notices to holders of the warrants will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYINGS OR BASKET

The one or more underlyings  or basket to which the warrants are linked will be specified in the applicable pricing supplement. If any underlying is replaced by a successor underlying as set forth herein, such successor underlying will be substituted for that underlying for all purposes of the warrants.

Reference shares

If the applicable pricing supplement specifies that the warrants will be linked to the performance of one or more reference shares, we will provide summary information regarding the business of any reference share issuer based on its publicly available documents in the applicable pricing supplement. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each reference share may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the applicable pricing supplement relate only to the warrants offered thereby and do not relate to any reference shares or other securities of the reference share issuers. We will derive any and all disclosures contained in the applicable pricing supplement regarding the reference share issuers from the publicly available documents described above. In connection with the offering of the warrants, we have not and will not participate in the preparation of such documents or make any due diligence inquiry with respect to any reference share issuers. We do not and will not make any representation that such publicly available documents are, or any other publicly available information regarding the reference share issuers is and will be, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any reference shares (and therefore the final levels) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference share issuers could affect the payment at expiration with respect to the warrants and therefore the trading prices of the warrants.

Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

We and/or our affiliates may currently or from time to time engage in business with reference share issuers, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the reference shares or reference share issuers, and neither we nor any of our affiliates undertake to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to any reference shares or reference share issuers, and these reports may or may not recommend that investors buy or hold such reference shares. As a prospective purchaser of a security, you should undertake an independent investigation of any reference shares and reference share issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the warrants.

Reference indices, reference funds, reference shares

Additional information relating to any applicable reference indices, reference funds and reference shares will be set forth in an underlying supplement or the applicable pricing supplement.

Historical performance of the underlying

We will provide historical information on any underlying in the applicable pricing supplement. You should not take any of those historical levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of a warrant that may be relevant to holders of warrants that acquire their warrants from us as part of the original issuance of the warrants. This discussion applies only to holders that hold their warrants as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•      a financial institution,

•      a mutual fund,

•      a tax-exempt organization,

•      a grantor trust,

•      certain U.S. expatriates,

•      an insurance company,

•      a dealer or trader in warrants or foreign currencies,

•      a person (including traders in warrants) using a mark-to-market method of accounting,

•      a person who holds warrants as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•      an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of warrants, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the warrants, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of warrants that, for U.S. federal income tax purposes, is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds warrants, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding warrants, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the warrants.

Characterization of the Warrants

There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the characterization and treatment, for U.S. federal income tax purposes, of the warrants or securities with terms substantially identical to the warrants.  However, although the matter is not free from doubt, under current law, in the opinion of Milbank, Tweed, Hadley & McCloy LLP, our special tax counsel (“Tax Counsel”), each warrant will be treated as an option for U.S. federal income tax purposes.  Pursuant to the terms of the warrants, we and every holder of a warrant agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat a warrant as an option for U.S. federal income tax purposes.  Prospective investors in the warrants should be aware, however, that no ruling has been sought from the IRS regarding the treatment of the warrants, and Tax Counsel’s opinion is not binding on the IRS or the courts.  As a result, it is possible that the IRS could successfully assert a different position with respect to the characterization of the warrants as options, and the attendant U.S. federal income tax consequences.

The following discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the warrants is based upon the assumption that each warrant will be treated as an option for U.S. federal income tax purposes.  If the warrants are not in fact treated as options for U.S. federal income tax purposes, then the U.S. federal income tax treatment of the purchase, ownership and disposition of the warrants could differ significantly from the treatment discussed below with the result that the timing and character of income, gain or loss recognized in respect of a warrant could differ significantly from the timing and character of income, gain or loss recognized in respect of a warrant had the warrants in fact been treated as options for U.S. federal income tax purposes.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the warrants for U.S. federal income tax or other tax purposes.  Accordingly, Holders should consult their tax advisors concerning the tax treatment of holding the warrants.

Tax Treatment of the Warrants

In accordance with the agreed-upon tax treatment described above, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the warrant (generally its cost).  Such gain or loss will be short-term capital gain or loss, except if the warrant has been held for more than one year at the time of its sale, exchange or settlement, or to the extent described below under “Passive Foreign Investment Company Rules.”

U.S. Holders who may have a position with respect to any of the underlying shares or the assets that may be reflected in the underlying index or indices should consult their tax advisors concerning the potential application of the straddle rules and the tax rules applicable to hedging transactions.  This discussion does not address any tax consequences to a U.S. Holder who holds the warrants as part of a straddle or for whom the warrants may constitute a hedging transaction.

Other tax characterizations of the warrants are possible.  For example, in the case of warrants linked to the positive performance of reference shares in a foreign corporation, the IRS might successfully assert that the underlying reference shares are those of a passive foreign investment company (“PFIC”) and that the warrants represent options to acquire shares of a PFIC.  See “Passive Foreign Investment Company Rules” below.  The IRS might also seek to treat the warrants as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the warrants would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the warrants for U.S. federal income tax or other tax purposes.

Passive Foreign Investment Company Rules

Under Code section 1298, a taxpayer who holds an option to acquire shares in a PFIC may be considered as owning stock in the PFIC, with the result that the gain arising from the redemption or taxable sale or exchange of the options would be recharacterized as ordinary income, and certain interest charges would be imposed with respect to any such recharacterized income.  These rules may apply to the gain derived from the warrants if the warrants reference shares in a foreign corporation that is a PFIC.  The applicable pricing supplement for the warrants will contain additional information on the rules relating the taxation of PFICs if the warrants are linked to the positive performance of reference shares in a foreign corporation that is or may be a PFIC.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the warrants) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the warrants and any gain on sale or other taxable disposition of the warrants will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the warrants.

Warrants Held Through Foreign Accounts

Under certain sections of the “Hiring Incentives to Restore Employment Act” (the “Act”) commonly referred to as “FATCA” and finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. “Withholdable payments” generally include (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” generally are withholdable payments and foreign passthru payments.  To avoid becoming subject to the 30% withholding tax on payments to them, we and other foreign financial institutions may be required to report information to the IRS regarding the holders of the warrants and, in the case of holders who (1) fail to provide the relevant information, (2) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (3) hold the warrants directly or indirectly through such non-compliant foreign financial institutions, we may be required to withhold on a portion of payments under the warrants.  The Act also requires withholding agents making withholdable payments to certain foreign entities that are not foreign financial institutions that do not disclose the name, address, and taxpayer identification number of any substantial United States owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We will treat payments on the warrants as withholdable payments for these purposes.

Withholding under the Act will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

The Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014, (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016, and (iii) passthru payments made after the later of December 31, 2016 or six months after the date that final regulations defining the term “foreign passthru payment” are published.  The provisions of the Act discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that produce withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalent payments. .

If you are, or hold your warrants through a foreign financial institution or foreign entity, or you otherwise fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of FATCA, a portion of any of the payments made to you may be subject to 30% withholding.

Since we are a “foreign financial institution,” within the meaning of the Act, we may be required to withhold 30% of any “passthru payments” we make to you after December 31, 2016, if you are a foreign financial institution that has not entered into the agreement described in that paragraph or if you do not provide certain documentation that may be required under the Act, including but not limited to information concerning “substantial U.S. owners”.  We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

Non-U.S. Holders Generally

In the case of a holder of the warrants that is not a U.S. Holder and has no connection with the United States other than holding its warrants (a “Non-U.S. Holder”), subject to the discussion in the following section, payments made with respect to the warrants will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements  (including the requirements discussed in the preceding section).  Any gain realized upon the sale or other disposition of the warrants by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the warrants should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

Section 871(m) of the United States Internal Revenue Code, enacted under the Act, and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States.  Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract; (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract; (c) the underlying security is not readily tradable on an established securities market; or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a specified equity-linked instrument (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend.  An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, contingent payment debt instrument, or other contractual arrangement.  The proposed regulations provide that, for payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition, which may include an acquisition after the original issuance of the security.  A comparable test would apply to a specified ELI that is issued after final regulations to this effect are promulgated.  The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract.  If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.

The proposed regulations provide that a payment includes a dividend equivalent payment even if there is no explicit or implicit reference to a dividend with respect to the underlying.  Where the warrants reference an interest in more than one underlying security, each underlying security is treated as an underlying security in a separate NPC (or ELI) for purposes of determining whether such NPC (or ELI) is a specified NPC (or specified ELI) or an amount received is a substantially similar payment.  The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to warrants that are linked to certain indices or baskets.

If the warrants are treated as ELIs and are issued prior to 90 days after final regulations adopting the rules in the proposed regulations are published, the proposed regulations should not apply to a Non-U.S. Holder; however, these rules will apply if finalized without regard to the date of issuance if the warrants are treated as NPCs.  It is possible that, if the warrants are treated as NPCs, a withholding agent may withhold on payments made to Non-U.S. Holders that purchase the warrants in this offering if the withholding agent cannot determine the date on which the Non-U.S. Holder acquired the warrants.

We will treat any portion of a payment or deemed payment on the warrants (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  The proposed regulations are extremely complex.  Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the warrants constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The warrants may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the warrants at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the warrants at death.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and recently finalized regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on new IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.

The Act further requires that, to the extent provided in regulations, the filing requirements described shall also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”). No final regulations have been issued defining “specified domestic entities” and an IRS Notice provided that reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which date will not be before January 1, 2013.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under these rules if you are an individual U.S. Holder (or, once regulations are finalized, you are a specified domestic entity).  Penalties apply to any failure to file a required IRS Form 8938.  Additionally, in the event a U.S. Holder does not file the information report relating to disclosure of specified foreign financial assets, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the warrants (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Notwithstanding the foregoing, individual U.S. Holders will be subject to information reporting on a Form 1099-MISC with respect to the gross amount of cash settlement amounts.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We will sell the warrants to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the warrants it has purchased as principal to other dealers. CSSU may sell warrants to any dealer at a discount, and unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any warrants, the public offering price, concession and discount of such warrants may be changed.

Each issue of warrants will be a new issue of warrants with no established trading market. CSSU intends to make a secondary market in the warrants. Any of our broker dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of warrants related to market making transactions by and through our broker dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the warrants and any broker dealer subsidiary or affiliate that does make a market in the warrants may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the warrants. The warrants will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the warrants will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the warrants. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the warrants to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by CSSU in excess of the amount or number of warrants CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing warrants in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the warrants or preventing or retarding a decline in the market prices of the warrants. As a result, the prices of the warrants may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

In the United States, the warrants may be offered for sale in those jurisdictions where it is lawful to make such offers.

CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the warrants directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the warrants, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

No action has been or will be taken by us or CSSU that would permit a public offering of the warrants or possession or distribution of the offering documents in any jurisdiction other than the United States.

Concurrently with the offering of the warrants as described in this product supplement, we may issue other warrants from time to time as described in the accompanying prospectus supplement and prospectus.

Credit Suisse AG